EXHIBIT 4.4

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AGREEMENT

THIS AGREEMENT, effective __November2___, 2000, is entered into

BETWEEN:

YORK MEDICAL INC.
a corporation incorporated under the
laws of Ontario, having its principal place of business at 5045 Orbitor Drive, Building 11, Suite 400, Mississauga, Ontario, L4W 4Y4, Canada

(hereinafter referred to as "YORK")

-AND-

UNIVERSITY OF MANITOBA
having its principal place of business at Fort Garry Campus, Rm 631 Drake Centre, 181 Freedman Crescent,
 Winnipeg, Manitoba, R3E 0W3, Canada

(hereinafter referred to as "UM")

-AND-

THE MANITOBA CANCER TREATMENT AND RESEARCH FOUNDATION, CARRYING ON ITS UNDERTAKING AS CANCERCARE MANITOBA

having its principal place of business at 675 McDermot Ave., Winnipeg, Manitoba, R3E 0V9, Canada

(hereinafter referred to as "CCMB")


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1        BACKGROUND OF AGREEMENT

1.1 UM and CCMB are owners, by assignment, of all right, title and interest in and to the patents and patent applications listed in Exhibit 1 hereto which have arisen from studies by Dr. L. Brandes (the "Inventor") in the course of research within the Manitoba Institute of Cell Biology.

1.2 The Manitoba Institute of Cell Biology is an Institute of CCMB and UM pursuant to their agreement dated March 2, 1989 (the "MICB Agreement) which governs certain actions related to patents and copyrights arising from research conducted in the institute.

1.3 By agreement (the "B-M Agreement"), UM and CCMB licensed the patent rights to Bristol-Myers Squibb Company and pursuant to the B-M Agreement, BristolMyers Squibb Company funded the production, preclinical and clinical development of DPPE.

1.4 Through termination of the B-M Agreement, UM and CCMB have retrieved the licensed rights.

1.5 UM and CCMB are interested in continuing research, development and commercialization of DPPE, including pursuit of all related clinical and pre-clinical results and clinical material and production methods therefor.

1.6 YORK is a biopharmaceutical licensing and development company, with a management group experienced in developing human pharmaceuticals in the clinical fields of oncology and anti-infectives. In addition, York's management group has experience in partnering with multinational pharmaceutical companies and other related business development activities.

1.7 UM and CCMB have revealed to YORK certain information relating to DPPE under terms of confidentiality agreement dated April 12, 2000.

1.8 YORK, UM and CCMB now wish to set forth the terms and conditions of an agreement through which YORK shall acquire a license to exploit the assets of UM and CCMB related to the Patents, that are useful in the further research, development and commercialization of DPPE.


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NOW THEREFORE,  in consideration of the foregoing premises, the mutual covenants and obligations hereinafter contained, and other good and valuable consideration which is hereby acknowledged, UM, CCMB and YORK agree as follows:

2        DEFINITIONS

As used herein, the following terms shall have the meanings set forth below:

2.1 AFFILIATE means any COMPANY that is controlled directly or indirectly by a party hereto or any COMPANY that directly or indirectly controls a party hereto, so that AFFILIATE shall include any parent or subsidiary of a party hereto, or any directly or indirectly held subsidiary of a party hereto.

2.2 ASSETS are those existing and arising assets related to DPPE that are or become owned or controlled by UM and CCMB and are useful to YORK for the purpose herein licensed, and include DPPE, INFORMATION, MATERIAL and PATENTS.

2.3      COMPANY means a corporation or other juridical entity.

2.4 CONTROL means the ownership, directly or indirectly, of more than 50 % of voting rights attached to the issued voting shares of a COMPANY.

2.5 DPPE means N,N-diethyl-2-[4-(phenylmethyl)phenoxy]ethanamine.HCl, as described in the PATENTS.

2.6 DEVELOPMENT COSTS means the third party expenses incurred by YORK in connection with the development of LICENSED PRODUCT including but not limited to the cost of filing, prosecuting, maintaining, defending and enforcing the PATENTS, the direct cost of CLINICAL TRIALS and work related thereto including quality control and assurance, regulatory filings and preparation therefor, production and packaging of LICENSED PRODUCT and the cost of acquiring further in-licenses as may be necessary for the commercial exploitation of LICENSED PRODUCT.

2.7      EFFECTIVE DATE shall be the date first written above.

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2.8      IMPROVEMENTS  means products or processes the manufacture,  use or sale of which would infringe a VALID CLAIM.

2.9 INFORMATION means information relating to DPPE and includes, but is not limited to, confidential information and know-how, in the knowledge, possession or control of a party and which the party has a right to disclose, particulary but not exclusively including information relating to production and to preclinical and clinical protocols, results and approvals.

2.10     LICENSED TERRITORY means all countries of the world.

2.11 LICENSED FIELD means, and is limited to, the exploitation of the ASSETS in respect of veterinary and human therapeutic products within the area of cancer treatment and the manufacture, use and sale thereof.

2.12 LICENSED PRODUCT means all products and formulations thereof for DPPE, the manufacture, use or sale of which utilizes, wholly or partially, the ASSETS or the YORK PATENTS and would, but for the license herein granted, infringe a VALID CLAIM.

2.13     MATERIAL  means  biological  and  chemical   material  that  either  is
         incorporated in the LICENSED PRODUCT or is useful in the production, evaluation or development thereof.

2.14 NET SALES shall mean the total NET SALES PRICE of LICENSED PRODUCT sold by YORK and its AFFILIATES.

2.15 NET SALES PRICE shall mean the total of net invoice prices for all LICENSED PRODUCTS sold by YORK and its AFFILIATES, for any given period of time during the term of this Agreement, less DEVELOPMENT COSTS, less wholesaler's or distributor's commissions, discounts, rebates, samples and freight charges, and taxes separately listed on such invoices, and less the amount of any credits or refunds actually given by YORK for defective or returned LICENSED PRODUCTS. NET SALES PRICE shall not include any consideration received by YORK in respect of the sale, use or other disposition of LICENSED PRODUCT prior to the receipt of all regulatory approvals required to commence full commercial sales of LICENSED PRODUCT in a given country, such as sales under a "treatment IND", "named patient sales", "compassionate use sales", and the sale, use or other disposition of LICENSED PRODUCT in the course of clinical trials.


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2.16     PATENTS means:

         1) The patents and applications summarized in Exhibit 1 (which may be updated from time to time during the term of this agreement) and the patents that mature from those applications.

         2)   The patents and applications directed to IMPROVEMENTS

         3) All divisions, continuations in whole and in part, reissues, re-examinations, substitutes, extensions and foreign and international counterparts of 1) and 2) and patents that mature therefrom.

         4) Patents and patent applications relating to DPPE that are or become owned or controlled by UM and/or CCMB and which are included in the definition of ASSETS

         5) Patents and patent applications related to DPPE licensed to UM and/or CCMB that UM and/or CCMB YORK are permitted to sub-license and which are included in the definition of ASSETS.

2.17 SPONSORED RESEARCH means research and clinical development funded by YORK hereunder and performed in the Inventor's laboratory, or elsewhere on the Inventor's behalf.

2.18 SUB-LICENSEE means a person or entity who is not an Affiliate and to whom YORK has sub-licensed all or part of the rights granted to YORK by UM and CCMB by this Agreement.

2.19 SUBLICENSING REVENUE shall, unless otherwise agreed upon in writing, mean all payments, whether in cash or otherwise , whether in the form of up front payments, milestone payments, royalties or otherwise received by YORK from SUB-LICENSEEs and assignees of, in respect of LICENSED PRODUCT and in consideration for, the rights granted to YORK under this Agreement, less DEVELOPMENT COSTS.

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2.20    VALID CLAIM means a granted  claim within  PATENTS so long as such claim shall not have been disclaimed or abandoned by the patentee or shall not have been disallowed by a Patent Office, expired under the patent laws of a country, or held invalid in a final decision rendered by a court, government or tribunal of competent jurisdiction from which no appeal has been, or can be, taken.

2.21     YORK PATENTS means:

         1) The patents and applications summarized in Exhibit 4 (which Exhibit may be updated from time to time during the term of this Agreement) and relating to DPPE and the patents that mature from those applications.

         2)   The patents and applications directed to IMPROVEMENTS.

         3) All divisions, continuations in whole and in part, reissues, re-examinations, substitutes, extensions and foreign and international counterparts of (1) and (2) and patents that mature therefrom.

         4) Patents and patent applications that are or become owned or controlled by YORK, for clarity this excludes PATENTS as defined in 2.16

         5) Patents and patent applications licensed to YORK and that YORK is permitted to sub-license.

3        LICENSE GRANT

3.1 UM and CCMB hereby grant to YORK and its AFFILIATES in the LICENSED FIELD and LICENSED TERRITORY, an, exclusive license to exploit ASSETS, particularly including but not limited to PATENTS, to develop and to make, including contract production by a toll manufacturer, use, sell, and otherwise dispose of LICENSED PRODUCT. YORK and its AFFILIATES shall use, exploit and commercialize the ASSETS only within the LICENSED FIELD as LICENSED PRODUCT and undertakes not to use, exploit or commercialize the ASSETS in any way contrary to the terms and conditions of this Agreement.

3.2 The license granted pursuant to Article 3.1 hereof shall be exclusive. Notwithstanding the foregoing UM and CCMB shall have the right to use ASSETS and the YORK PATENTS for academic research purposes. In


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         addition, the Inventor, and/or his laboratory,  shall have the right to use ASSETS and YORK PATENTS for academic research purposes and for teaching at universities and hospitals, as defined under SPONSORED RESEARCH. The Inventor shall also have the right to continue to treat patients who are currently being treated with DPPE.

3.3 YORK shall have the right to grant sublicenses on fair and reasonable terms and conditions consistent with the terms and conditions set out in this Agreement. In the event of a breach of a term of the sublicense by a SUBLICENSEE (the "SUBLICENSEE'S breach"), York shall forthwith proceed to enforce the terms of the sublicense and shall further bear all costs related thereto, thereby eliminating, as against the University or CCMB, the effect of any such SUBLICENSEE's breach. YORK agrees to keep UM and CCMB informed of any material sublicensing discussions and further to provide UM and CCMB each with a true copy of any and all sublicensing agreements entered into by YORK and a SUB-LICENSEE.

4        LICENSING CONSIDERATION AND MINIMUM REMUNERATIONS

4.1 In consideration of the rights granted by UM and CCMB to YORK under this Agreement, YORK shall pay the consideration set out in this
         Article 4. The parties agree that any such payment shall be made to UM, and that UM shall thereafter allocate a portion of such payment to CCMB in accordance with the MICB Agreement.

4.2      YORK  shall pay a royalty  of [*]  percent  ([*]%) of all  SUBLICENSING
         REVENUE.

4.3 YORK shall further contribute to the University for the Inventor or his laboratory CDN$ 100,000.00 in funding of SPONSORED RESEARCH in each of the 2000, 2001 and 2002 calendar years, as noted in Exhibit 3. The SPONSORED RESEARCH shall be conducted by Dr. Brandes or by other researchers, faculty, staff and employees of UM or CCMB working under the direct supervision and control of Dr. Brandes.

4.4 In the event sales are achieved by YORK or its AFFILIATE independently, and not either by a SUBLICENSEE or by YORK or its AFFILIATE for a SUBLICENSEE, YORK shall pay a royalty of [*] percent of NET SALES

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4.5      YORK  shall  retain  Therudex  Inc.  as  consultant  according  to  the agreement in Exhibit 2. 5 COMMERCIALIZATION AND FURTHER RESEARCH

5.1 Upon execution of this Agreement, YORK either acting for itself or through a SUBLICENSEE shall ensure that reasonable commercial efforts are used, in relation to the LICENSED PRODUCT, to:

         a) file a request for a transfer of the active Canadian IND within 3 months;

         b)   identify a manufacturer of drug substance within 6 months;

         c)   identify a manufacturer of drug product within 12 months;

         d)   file an IND for randomized Phase II trial within 18 months;

         e) initiating a randomized Phase II clinical trial in a first country in the LICENSED TERRITORY within twenty four months;

        all from the date of this Agreement, and to

         f)   investigate   the   use  of  DPPE  in   combination   with   other
              chemotherapeutic   agents  and  other  types  of  malignancies  if
              warranted; and

         g) use all reasonable efforts to ensure that the LICENSED PRODUCT is efficiently marketed and distributed in the LICENSED TERRITORY within five (5) years of the date of this Agreement

5.2 UM and CCMB shall disclose and provide to YORK, and YORK shall be entitled to use, ASSETS to enable YORK to perform its obligations and enjoy the rights granted under this Agreement. UM and CCMB shall provide to YORK, at YORK's request and expense, any technical assistance reasonably necessary to enable YORK or its SUBLICENSEE to make, use, sell, sublicense or otherwise dispose of LICENSED PRODUCT.

5.3 INFORMATION, MATERIAL and PATENTS that arise during the term of this Agreement shall be treated as follows: INFORMATION and MATERIAL, and PATENTS therefor, generated or invented during the term of this Agreement by persons engaged in the SPONSORED RESEARCH, and ASSETS that


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         are  related to DPPE and are owned and  controlled  by UM and/or  CCMB, shall be hereby licensed exclusively to YORK under terms and conditions stipulated in this Agreement

5.4 INFORMATION and MATERIAL, and any PATENTS thereforrelating to DPPE, that are generated and/or invented jointly by persons engaged in the SPONSORED RESEARCH and by YORK or its employees or consultants during the term of this Agreement shall be owned jointly by UM and CCMB and YORK and constitute an ASSET. UM and CCMB's interest in this ASSET shall be hereby licensed exclusively to YORK under the terms and conditions stipulated in this Agreement.

5.5 INFORMATION and MATERIAL and any PATENTS therefore relating to DPPE that during the term of this Agreement are generated or invented solely and independently by YORK shall belong solely to YORK and shall constitute YORK PATENTS. UM and CCMB shall have the right to use these YORK PATENTS for research purposes, under the terms and conditions of this Agreement.

5.6 For the purpose of this Article 5, determination of inventorship shall be determined in accordance with United States patent law.

5.7 UM, CCMB and YORK shall receive and maintain all disclosures of know-how, inventions and other intellectual property information under this Agreement, and any other information about the business or affairs of the other relating to the ASSETS, the YORK PATENTS or the Agreement, in confidence and shall not at any time disclose any such received information to persons other than their AFFILIATES, officers, employees and advisers. The disclosure of such information by YORK to a SUBLICENSEE or prospective SUBLICENSEE or to a person or entity contracted by YORK to research and/or develop LICENCED PRODUCT or to a person or entity for bona fide business purposes, including bona fide financing of YORK, who has agreed to keep such information confidential, is permitted by this Agreement. Each party shall take all reasonable steps to ensure that their respective AFFILIATES, officers, employees and advisers maintain the obligations of confidence imposed on UM and CCMB and YORK. The obligations of confidentially shall not apply to any information which:

         a) was already known to the receiving party at the time of its disclosure by the disclosing party;


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         b)   has been published or is otherwise  within the public knowledge or is generally known to the public without any breach of this Agreement;


         c) became known or available to the receiving party from a source having the right to make such disclosure to the receiving party without breach of a secrecy agreement and without restriction on such disclosure to the receiving party;

         d) is disclosed to the public as a result of compliance with any applicable law or regulation;

         e) is disclosed as the result of any applications for, or publication of, a patent related to ASSETS;

         f) is required to be disclosed to the Manitoba Lieutenant Governor Council; or

         g) is developed by the receiving party without reference to the disclosed information as evidenced by written records.

5.8 Before any permitted publishing of any INFORMATION, the parties shall disclose the INFORMATION to each other and give each other at least 30 days prior written notice of the proposed publication, and during those 30 days, the parties shall remove from the proposed publication all information which any party considers to be confidential. If any party requires more time to protect INFORMATION contained in the proposed publication the other party shall withhold the publication for a further 60 days. Notwithstanding the above, each party may in its sole discretion withhold permission to publish INFORMATION. The parties are however always entitled to disclose information which they are required by law, regulation, act or order of any governmental authority to disclose, but only to the extent so required.

5.9 The parties have agreed on a research and development plan for SPONSORED RESEARCH that is directed by the parties on an annual basis and is set out in Exhibit 3 as may be amended from time to time.

6        SUBLICENSING AND ASSIGNMENT

6.1 As per Section 3.3 YORK shall have the right to grant sublicenses to arms length third parties who are not Affiliates Such sublicenses may, at YORK's sole election, be either exclusive or non-exclusive. At all times YORK shall enforce and defend the rights of UM and CCMB in any such sublicenses as set forth in this Agreement.

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6.2      Unless  otherwise  agreed in writing,  YORK may, after having fulfilled its obligations according to Clauses 5.1 a) and b) above, wholly or partly assign or pledge its rights or obligations under this Agreement subject to the terms and conditions set out in Section 12.1 below.

6.3 YORK shall provide UM and CCMB with a true copy of all agreements regarding sub-licensing, assignment or disposal of the rights granted to YORK under this Agreement.

7        PAYMENTS

7.1 Not later than the last day of July and January of each year, YORK shall furnish to UM and CCMB a written statement of milestones achieved by YORK and of all NET SALES and SUBLICENSING REVENUE received, if any, due for the semi-annual periods ended the last days of the June and December, respectively, and shall pay all amounts due. Such amounts are due within the earlier of (a) thirty (30) days of the dates the statements or (b) the last day of August (when dealing with a statement for the semi-annual period ending on the last day of the immediately preceding June) or the last day of February (when dealing with a statement for the semi-annual period ending on the last day of the immediately preceding December). If no NET SALES or SUBLICENSING REVENUE is received by YORK during any semi-annual periods, a written statement to that effect shall be furnished.

7.2 If this Agreement is terminated for any reason before all of the payments herein provided for have been made, YORK shall submit a final report as soon as all revenue reporting is available and pay any remaining unpaid balance which has accrued.

7.3 Payment provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to five percent (5 %) in excess of the prime rate at the Canadian Imperial Bank of Commerce (CIBC)

8        PATENT RIGHTS AND PATENT INFRINGEMENT

8.1 The filing, prosecution, defense, maintenance and enforcement of PATENTS shall be managed by YORK, which shall diligently pursue prosecution of the PATENTS. It shall be the responsibility of YORK to


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         advise UM and CCMB of the status of the PATENTS,  and to involve UM and
         CCMB in all portfolio management decisions. YORK shall be responsible for all fees and expenses that are incurred in connection with the
         preparation,   filing,   prosecution,   maintenance   and  defence  and
         enforcement of PATENTS necessary for the exploitation of ASSETS according to this Agreement. YORK shall have the right, in its sole discretion, to elect not to file, prosecute, maintain, defend and enforce the PATENTS in one or more countries. With respect to any such non-elected PATENTS, YORK shall have no rights thereunder in the country so elected, it shall so advise UM and CCMB on a timely basis so UM and CCMB can pursue such PATENTS, and UM and CCMB thereafter shall have the exclusive right to file, prosecute, maintain, defend and enforce the PATENTS in that country at its expense, provided that the filing, prosecuting, maintainence, defence or enforcement of the PATENTS in that country does not compromise the validity, defence or enforceability of the PATENTS in any other elected country..

8.2 Each party shall be entitled to receive for comment copies of all patent applications relating to PATENTS and correspondence, including status reports relating to the prosecution, maintenance, issue, re-issue, re-examination or division of these patent applications.

8.3 If YORK or UM and CCMB is sued by a third party for patent infringement arising from the SPONSORED RESEARCH or because of the exercise of the license granted herein, YORK shall settle or defend the suit at its own expense, but UM and CCMB shall cooperate to the fullest, at YORK's expense, in the conduct of any such settlement or defense.

8.4 In the event that any infringement of any of the PATENTS comes to the attention of either party hereto, such party shall promptly notify the other party thereof. YORK or its SUBLICENSEE shall have the right but not the obligation to undertake an infringement suit at YORK's expense and in the name of UM and CCMB or YORK or both, as required by law. In such event, UM and CCMB shall cooperate fully with YORK or its SUBLICENSEE, at no expense to UM and CCMB. YORK shall not settle any such suit without obtaining the prior written approval of UM and CCMB, which shall not be unreasonably withheld. Any recovery obtained by YORK as the result of such proceeding, by settlement or otherwise, shall be applied for the following purposes and in the following order:


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         (1)  against  legal  and  other  expenses  of  the  suit,  (2)  against liabilities of YORK or UM or CCMB resulting from the suit, and (3) to UM and CCMB in accordance with Article 4.2, wherein such money shall be considered SUBLICENSING REVENUE.

9        REPRESENTATIONS AND WARRANTIES

9.1      UM and CCMB represent and warrant, to their knowledge:

         a) that the Inventor is the sole inventor of the inventions described and claimed in the patents listed in Exhibit 1 and that the Inventor has assigned such invention to UM and CCMB.

         b) i) that they have not, either alone or together, entered into any agreement regarding the LICENSED PRODUCT, whether in writing or verbally, with any other person that is inconsistent with the terms of this Agreement; and

              ii) that the B-M agreement described in preamble paragraph 1.4 has been terminated.

        c) that UM and CCMB have the capacity and authority to enter into this Agreement, subject to CCMB obtaining approval of the licensing of the PATENTS to York from the Manitoba Lieutenant Governor in Council.

9.2 YORK represents and warrants that it has the capacity and authority to enter into this Agreement.

9.3 Except as set out in Section 9.1, UM and CCMB make no warranties, express or implied, as to any matter whatsoever including, without limitation:

         a)   the condition of the ASSETS;

         b) the ownership, merchantability, or fitness for a particular purpose of the ASSETS; or


                                                                    CONFIDENTIAL

                                                                    Page 14 (35)


         c) the scope of the PATENTS or that such PATENTS may be exploited by YORK or a SUBLICENSEE without infringing other patents

9.4 None of the Inventor, UM or CCMB shall have any liability whatsoever to YORK or any other person for or on account of any injury, loss, or damage, or any kind of nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon YORK or any other person, arising out of or in connection with or resulting from (1) activities under Section 5.1, (2) the manufacture, use, or sale of any LICENSED PRODUCT; or (3) any advertising or other promotional activities with respect to any of the foregoing, and YORK shall hold UM , CCMB, and the Inventor harmless and indemnify them if any one of them is held liable. YORK's obligation to indemnify shall not apply if UM and CCMB has caused injury, loss or damage by gross negligence or breach of any of the representations or warranties contained in Section 9.1 above.

9.5      YORK,  at its own  expense  and at all  times  during  the term of this
         Agreement, will carry and maintain in full force and effect comprehensive general liability insurance, including product liability provisions, in a form and with a carrier acceptable in the pharmaceutical industry. The limits of such policy shall be sufficient at all times for YORK's then current activities under this Agreement, and customary for YORK's business within the industry. UM, CCMB and Inventor shall be named as an additional insured on such insurance and the carrier shall be required to agree, where enforceable, not to
         cancel  same  without   providing  60  days  prior  written  notice  of
         cancellation to such additional insured entities. Certificate of Insurance as evidence of compliance with this Section 9.5 shall be provided annually to each UM, CCMB and Inventor.

10       TERM AND TERMINATION

10.1 This Agreement shall commence on the Effective Date and, unless terminated sooner, in accordance with the terms hereof, shall remain in force as long as any PATENT is valid in any part of the LICENSED TERRITORY.

10.2 In the event either party shall be in default in the performance of any of its material obligations hereunder, including but not limited breach of representation or warranty, and if the default has not been remedied within ninety (90) days following the date of receipt of a notice in

                                                                    CONFIDENTIAL

                                                                    Page 15 (35)


         writing from the other party specifying such default and its claim of right to terminate, the other party may terminate this Agreement by written notice in addition to any other remedies available to it by law or equity

10.3 Either party shall have the right to terminate this Agreement with immediate effect if the other party should enter into liquidation, either voluntary or compulsory, or become insolvent, or enter a corporate reorganization proceedings or if execution be levied on any goods and effects of the other party or the other party should enter into receivership or bankruptcy.

10.4 YORK may voluntarily terminate this Agreement, without cause, at any time on ninety (90) days written notice providing there is no SUBLICENSEE. Termination will take effect immediately at the end of the notice period. If YORK voluntarily terminates within the first three
         (3) years of the Agreement then YORK covenants that it will not develop, sponsor research or market any product in the LICENSED FIELD for a period of five (5) years post-termination. In this event, UM and CCMB shall be free to pursue other commercial opportunities related to the ASSETS as they shall solely determine.

10.5     Upon the  termination  of this  Agreement by UM and CCMB under Sections
         10.2 or 10.3, or by YORK under Section 10.4,

         a) YORK and its AFFILIATES shall make no further use of the ASSETS. YORK shall discontinue to use and exploit the ASSETS and shall promptly return all paper, data, drawings, manuals, specifications, descriptions and material of any kind supplied to it by UM and CCMB hereunder. YORK shall, when transmitting such material, acknowledge in writing that the documentation thus transmitted is complete and that YORK does not retain any copies thereof.

         b) UM, CCMB and Inventor shall make no further use of the YORK PATENTS. UM, CCMB and Inventor shall discontinue all use of YORK's INFORMATION and YORK's MATERIAL and shall promptly return all paper, data, drawings, manuals, specifications, descriptions and material of any kind supplied to it by YORK hereunder. UM, CCMB and Inventor shall, when transmitting such material, acknowledge in writing that the documentation thus transmitted is complete and that UM, CCMB and Inventor do not retain any copies thereof.

                                                                    CONFIDENTIAL

                                                                    Page 16 (35)


10.6 This Article 10 and the following rights and obligations shall survive any termination of this Agreement to the degree necessary to permit the fulfillment or discharge by each party of their rights and obligations noted below;

         a)   YORK's obligation to supply a final report as specified in Article
              7.2 of this Agreement.

         b) UM's right to receive or recover and YORK's obligation to pay amounts accrued at the date of termination under Article 4 of this Agreement.

         c) YORK's obligation to maintain records and make them available under Section 11.1 of this Agreement.

         d) The representations, warranties and indemnities under Article 9 of this Agreement.

10.7 The obligations of confidentiality as provided in this Agreement will survive termination of this Agreement for a period of five (5) years post termination, except where termination occurs due to default by York under Section 10.2 or the liquidation, insolvency or corporate reorganization or enter into receivership or bankruptcy as described in
         Section 10.3 above in which case UM and CCMB shall have no further obligations to YORK, including those under Article 5.

10.8 Notice of termination shall be effectively served on YORK only when written notice of termination is received from both UM and CCMB.

11       RECORDS

11.1 YORK shall keep accurate records relating to all matters relevant to this Agreement (including payments due hereunder) and shall permit UM and CCMB or its duly authorized representative to inspect all such records and to make copies of or extracts from such records during regular business hours and on reasonable notice throughout the term of this Agreement and for a period of six (6) years thereafter. YORK shall fully co-operate at such inspection and shall give any explanations that may be requested. If any such inspection discloses any underpayment of royalties, YORK shall promptly pay the amount of any

                                                                    CONFIDENTIAL

                                                                    Page 17 (35)


         shortfall  plus  interest at the rate  determined  in  accordance  with
         Section 7.3 hereof from the date such payment was due until the date that YORK pays the shortfall.

11.2 YORK shall at each time of payment of royalties render a report to UM and CCMB including copies of the SUB-LICENSEES reports to YORK, giving an accurate account of total manufacture and sale of LICENSED PRODUCT and SUBLICENSING REVENUES during the preceding two (2) quarters.

12       ASSIGNABILITY

12.1 Subject to the other party's prior written consent the parties shall have the right to assign this Agreement together with all rights and obligations herein to any other person. Such consent shall not be unreasonably withheld or delayed provided the terms and conditions of the Agreement of assignment are consistent with the terms and conditions of this Agreement. Notwithstanding the foregoing YORK shall always be entitled to assign its rights and obligations to an AFFILIATE. YORK shall the fulfilment by an AFFILIATE of the terms and conditions of this Agreement.

13       SEVERABILITY

13.1 The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

14       USE OF LICENSOR'S NAME

14.1 YORK shall not use the UM or CCMB name or trademark, nor the name of any employee or agent, in any advertising or promotional material or publicity release relating to the ASSETS or the LICENSED PRODUCTs without UM and CCMB prior written consent.

15       WAIVER, INTEGRATION, ALTERATION

15.1 The waiver of a breach hereunder may be effected only by a written document signed by the waiving party and shall not constitute a waiver of any other breach.

                                                                    CONFIDENTIAL

                                                                    Page 18 (35)


15.2 A provision of this Agreement may be altered only by a written document signed by both the parties.

16       DISPUTE RESOLUTION

16.1 If the parties are unable to resolve any dispute arising under this Agreement, such matter shall first be referred for resolution to the Presidents of UM and CCMB and YORK. In the event that no resolution is reached within 10 business days, or such further period as the Presidents may mutually agree, resolution of the dispute shall be determined by arbitration to be held in the English language in Manitoba , in accordance with Manitoba Law.

17       APPLICABLE LAW

17.1 This Agreement shall be governed and construed in accordance with the laws of Manitoba.

18       NOTICES UNDER THE AGREEMENT

18.1 All written communications and notices between the parties shall be delivered or sent by prepaid mail, registered mail or facsimile transmission to the attention of the party at the addresses provided below, or any other addresses of which either party shall notify the other party in writing. Notices sent by prepaid or registered mail shall be effective on the date delivered and notices sent by facsimile shall be effective on the date transmitted.

         If to YORK:      The President
                          York Medical Inc.

                          5045 Orbitor Drive, Building 11, Suite 400
                          Mississauga, Ontario L4W 4Y4
                          Facsimile: (905) 629-4959

18.2     If to UM:        The University of Manitoba
                          Rm. 202 Administration Building
                          Winnipeg, Manitoba   R3T 2N2
                          ATTN:    Vice-President (Administration)
                          Facsimile:  (204) 261-1318


                                                                    CONFIDENTIAL

                                                                    Page 19 (35)



With copy to:             University Industry Liaison Office
                          The University of Manitoba
                          631 Drake Centre, 181, Freedman Crescent
                          Winnipeg, Manitoba   R3T 5V4
                          Facsimile:  (204) 261-3475

18.3     If to CCMB:      CancerCare Manitoba
                          675 McDermot Ave.,
                          Winnipeg, Manitoba  R3E 0V9
                          ATTN: President and CEO
                          Facsimile:  (204) 787-1184

19       EXTENDED MEANING

19.1 The use of the singular in this Agreement shall include the plural and vice versa.

20       FORCE MAJEURE

20.1 The parties shall be relieved from liability for a failure to perform any obligation under this Agreement during such period and to the extent that the due performance thereof by either of the parties is prevented by reason of any circumstance beyond the control of the parties, such as war, warlike hostilities, mobilization or general military call-up, civil war, fire, flood or other circumstances of similar nature.

20.2 The party desiring to invoke an event of force majeure shall give immediate notice to the other party of the commencement and the cessation of such event of force majeure, failing which the party shall not be discharged from liability for any non-performance caused by such event of force majeure.

20.3 Both parties shall make all reasonable efforts to prevent and reduce the effect of any non-performance of this Agreement caused by an event of force majeure.

                                                                    CONFIDENTIAL

                                                                    Page 20 (35)


21       CURRENCY

21.1 All amounts due under this Agreement shall be paid in Canadian currency and shall be calculated into Canadian currency using the exchange rate published in the Wall Street Journal on the date that the payment is due.

22       ENTIRE AGREEMENT

22.1 This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning subject matter of this Agreement.


                                                                    CONFIDENTIAL

                                                                    Page 21 (35)


IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.


Mississsauga 10 /10   2000                            Winnipeg 2 /11   2000
YORK MEDICAL INC.                                     University of Manitoba


 "David GP Allan"                                     "M. McAdam"
-------------------------------------------           -----------------------------------------
By: Mr. David G.P. Allan                              By:  Mr. M. McAdam
Title: Chairman and Chief Executive Officer           Title: Vice-President, Administration
At: Mississauga, Ontario                              At: Winnipeg, Manitoba

                                                      THE MANITOBA CANCER TREATMENT AND RESEARCH
                                                      FOUNDATION, carrying on its undertaking as
                                                      CANCERCARE MANITOBA

      "Niclas Stiernholm"                                       " B. Schacter "
---------------------------------------               -----------------------------------------
By: Dr. Niclas Stiernholm                             By: Dr. B. Schacter
Title: Director, Science & Technology                 Title: President & CEO
At: Mississauga, Ontario                              At: Winnipeg, Manitoba


I, the undersigned party, acknowledge and fully accept the provisions of this Agreement.

I also represent and warrant, to my knowledge, that:

a) I am the sole inventor of the inventions described and claimed in the patents listed in Exhibit 1 and that I have assigned such inventions to UM and CCMB; and

b) I have not entered into any agreement regarding the LICENSED PRODUCT, whether in writing or verbally, that is inconsistent with the terms of this Agreement.

Winnipeg  13 /10    2000

    " Lorne J.  Brandes"
-------------------------------
By: Dr. Lorne J.  Brandes
Title: Professor
At: Winnipeg, Manitoba


                                                                    CONFIDENTIAL

                                                                    Page 22 (35)



EXHIBIT 1

PATENT TECHNOLOGY 80.02.113

IMPROVED TREATMENT METHOD FOR CANCER

+------------------+------------------+-------------------+-------------------+----------------+
|  FILE            |  COUNTRY         |  STATUS           |   SER./PAT.#      |    ATTORNEY    |
|                  |                  |                   |                   |    REFERENCE   |
+==================+==================+===================+===================+================+
|  80.02.113.20    | Canada           | Issued 08/10/99   |  2,098,593        |   1887-80      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.21     | Australia        | Issued 04/02/96   |  664,978          |   1887-82      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.5      | Japan            | Issued 10/09/97   |  2,706,371        |   1887-83      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.22     | Korea            | Abandoned         |  93-701846        |   1887-84      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.17     | Austria          | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.27     | Switzerland      | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.10     | Germany          | Issued 12/07/94   |  P69103908.9-08   |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.13     | Denmark          | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.11     | Spain            | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.16     | UK               | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.25     | Luxembourg       | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.18     | Netherlands      | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.26     | Sweden           | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.19     | Belgium          | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.15     | France           | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.12     | Greece           | Issued 12/07/94   |  3014012          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.24     | Italy            | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.28     | Monaco           | Issued 09/07/94   |  0563127          |   1887-81      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.4      | US               | Abandoned         |  627,863          |   1887-39      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.4      | US               | Abandoned         |  711,975          |   1887-69      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.4      | US               | Issued 08/25/98   |  5,798,339        |   1887-79      |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.7      | US               | Issued 04/08/97   |  5,618,846        |   1887-134     |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.6      | US               | Issued 05/05/98   |  5,747,543        |   1887-133     |
+------------------+------------------+-------------------+-------------------+----------------+
| 80.02.113.8      | US               | Issued 01/12/99   |  5,859,065        |   1887-184     |
+------------------+------------------+-------------------+-------------------+----------------+


                                                                    CONFIDENTIAL

                                                                    Page 23 (35)


PATENT TECHNOLOGY 80.02.113

IMPROVED TREATMENT METHOD FOR CANCER CONTINUED

+-------------------+------------------+-------------------------+----------------+--------------+
|  FILE             |  COUNTRY         | STATUS                  |  SER./PAT.#    |   ATTORNEY   |
|                   |                  |                         |                |  REFERENCE   |
+===================+==================+=========================+================+==============+
| 80.02.113.2       | PCT              | Entered National Phase  |  CA91/00449    |    1887-68   |
+-------------------+------------------+-------------------------+----------------+--------------+
| 80.02.113.3       | Europe           | Issued in Indiv.        |  0563127       |    1887-81   |
|                   |                  | Countries 09/07/94      |                |              |
+-------------------+------------------+-------------------------+----------------+--------------+
| 80.02.113.9       | US               | Abandoned               |  09/200,783    |   1887-190   |
+-------------------+------------------+-------------------------+----------------+--------------+
| 80.02.113.14      | Brazil           | Not Pursued             |                |              |
+-------------------+------------------+-------------------------+----------------+--------------+


PATENT TECHNOLOGY 80.02.171
CANCER TREATMENT

+------------------+-------------------+-------------------------+-------------------+-----------------+
|  FILE            |   COUNTRY         |   STATUS                |    SER./PAT.#     |     ATTORNEY    |
|                  |                   |                         |                   |     REFERENCE   |
+==================+===================+=========================+===================+=================+
| 80.02.171.4      |   PCT             |  Entered Natl. Phase    |    CA94/00087     |      1887-95    |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.5      |   Japan           |  Issued 12/09/98        |    2,834,328      |      1887-147   |
|                  |   Japan           |  Pending                |    167/98         |      1887-185   |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.6      |   US              |  Under review at        |    08/505,269     |      1887-148   |
|                  |                   |  Patent Office          |                   |                 |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.7      |   Canada          |  Under review at        |    2,156,162      |      1887-151   |
|                  |                   |  Patent Office          |                   |                 |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.8      |   Australia       |  Under review at        |    14804/97       |      1887-179   |
|                  |                   |  Patent Office          |                   |                 |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.9      |   Europe          |  Under review at        |    94906813.4     |      1887-150   |
|                  |                   |  Patent Office          |                   |                 |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.10     |   Brazil          |  Potential Application  |                   |      1887-95    |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.11     |   Korea           |  Abandoned              |    95-703444      |      1887-146   |
+------------------+-------------------+-------------------------+-------------------+-----------------+
| 80.02.171.12     |   US              |  Under review at        |    08/773,987     |      1887-174   |
+------------------+-------------------+-------------------------+-------------------+-----------------+
|                  |                   |  Patent Office          |                   |                 |
| 80.02.171.13     |   Australia       |  Issued 02/17/94        |    693,780        |      1887-149   |
+------------------+-------------------+-------------------------+-------------------+-----------------+


                                                                    CONFIDENTIAL

                                                                    Page 24 (35)


PATENT TECHNOLOGY 80.02.194

METHOD OF TREATMENT OF HORMONE-UNRESPONSIVE METASTATIC PROSTATE CANCER

+------------------+----------------+-----------------------+-----------------+----------------+
| FILE             |  COUNTRY       |  STATUS               |   SER./PAT.#    |   ATTORNEY     |
|                  |                |                       |                 |   REFERENCE    |
+==================+================+=======================+=================+================+
| 80.02.194.1      |  US            |  Issued 07/11/95      |   5,432,168     |    1887-93     |
+------------------+----------------+-----------------------+-----------------+----------------+
| 80.02.194.2      |  PCT           |  Entered Natl. Phase  |   CA94/00676    |    1887-119    |
+------------------+----------------+-----------------------+-----------------+----------------+
| 80.02.194.4      |  Canada        |  Under review at      |   2,179,377     |    1887-161    |
|                  |                |  Patent Office        |                 |                |
+------------------+----------------+-----------------------+-----------------+----------------+
| 80.02.194.5      |  Korea         |  Abandoned            |   96-703457     |    1887-162    |
+------------------+----------------+-----------------------+-----------------+----------------+
| 80.02.194.6      |  Europe        |  Under review at      |   95902723.6    |    1887-165    |
|                  |                |  Patent Office        |                 |                |
+------------------+----------------+-----------------------+-----------------+----------------+
| 80.02.194.7      |  Japan         |  Published            |   517694/95     |    1887-163    |
+------------------+----------------+-----------------------+-----------------+----------------+
| 80.02.194.8      |  Australia     |  Issued 04/01/99      |   699,798       |    1887-166    |
+------------------+----------------+-----------------------+-----------------+----------------+
| 80.02.194.9      |  US            |  Issued 01/26/99      |   5,863,912     |    1887-164    |
+------------------+----------------+-----------------------+-----------------+----------------+

                                                                    CONFIDENTIAL

                                                                    Page 33 (35)


EXHIBIT 3

SPONSORED RESEARCH

PAYMENT SCHEDULE: Annually, in advance

RESEARCH PLAN:

Our synthesis of DPPE, an arylalkylamine derivative of tamoxifen, led us to characterize microsomal and nuclear sites, designated HIC , through which histamine acts as an intracellular mediator, and DPPE as an inhibitor, of diverse cell processes, including human platelet aggregation and proliferation, e.g. lymphocyte mitogenesis. A major proportion, at least, of the microsomal HIC sites with which Histamine and DPPE interact, are on cytochromes P450, an important family of microsomal enzymes that are present in all cells, but most abundant in the liver. These enzymes are involved in the metabolism of xenobiotics (including many antineoplastic agents) and natural substrates, including lipid hormones that modulate gene function and cell growth. In previously published studies, we demonstrated that, like DPPE, various growth-modulatory substances such as polyamines, hormones (including estrogen, testosterone and progesterone), anti-hormones (including tamoxifen and flutamide) antidepressants and antihistamines, all inhibit histamine binding to P450; we have postulated that, through binding to the heme moiety, intracellular histamine regulates cell function by modulating the catalytic activity of P450 enzymes, an action that may be perturbed by endogenous and exogenous substances. Since the family of non-P450 heme enzymes (e.g. cytochrome C, cyclooxygenase, nitric oxide synthase) also may represent common targets where multiple

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bioamines, hormones and drugs (e.g.DPPE) interact to influence cell function and growth, studies funded over 3 years through a grant by York Medical, Inc., will assess whether (a) in addition to histamine, the biogenic amines dopamine, serotonin and noradrenaline, as well as melatonin, may bind to P450 isozymes and/or interact at other heme enzymes that modulate cell function and (b) whether DPPE and other growth-modulatory drugs, hormones and antihormones may bind to/interact with the various amines and with each other at P450 and other heme enzymes.




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                                                                    Page 35 (35)




EXHIBIT 4


YORK PATENTS





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